UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BFC Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BFC Financial Corporation
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304
April 19, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of BFC Financial Corporation, which will be held on May 17, 2005 at 10:00 a.m., local time, at the Westin Cypress Creek, 400 Corporate Drive, Fort Lauderdale, FL 33334.
      Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.
      On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Directors Continuing In Office:
Shareholder Return Performance Graph
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
ADDITIONAL INFORMATION
BFC FINANCIAL CORPORATION 2005 STOCK INCENTIVE PLAN

BFC Financial Corporation
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 17, 2005

       Notice is hereby given that the Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) will be held at the Westin Cypress Creek, 400 Corporate Drive, Fort Lauderdale, FL 33334 on May 17, 2005 commencing at 10:00 a.m., local time, for the following purposes:

1. To elect two directors to the Company’s Board of Directors to serve until the Annual Meeting in 2008.

2. To approve the Company’s 2005 Stock Incentive Plan.

3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
      The matters listed above are more fully described in the Proxy Statement that forms a part of this Notice.
      Only shareholders of record at the close of business on March 28, 2005 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board
Fort Lauderdale, Florida
April 19, 2005
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES; THEREFORE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

BFC Financial Corporation
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

PROXY STATEMENT

       The Board of Directors of BFC Financial Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Westin Cypress Creek, 400 Corporate Drive, Fort Lauderdale, FL 33334 on May 17, 2005 at 10:00 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.
      This Proxy Statement, Notice of Meeting and accompanying proxy card are being mailed to shareholders on or about April 19, 2005.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING
What is the purpose of the meeting?
      At our Annual Meeting, shareholders will act upon the matters outlined in the Notice of Meeting on the cover page of this Proxy Statement, including the election of directors and the approval of the Company’s 2005 Stock Incentive Plan, as well as any other matters which may properly be brought before the Annual Meeting. Also, management will report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.
Who is entitled to vote at the meeting?
      Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on March 28, 2005 (the “Record Date”) may vote at the Annual Meeting.
      On the Record Date, 23,862,841 shares of Class A Stock and 4,284,415 shares of Class B Stock were outstanding and, thus, are eligible to vote at the Annual Meeting.
What are the voting rights of the holders of Class A Stock and Class B Stock?
      Holders of Class A Stock and holders of Class B Stock will vote as one class on the matters to be voted upon at the Annual Meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of Class B Stock, which represent in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Stock will be entitled to 19.7471 votes on each matter.
What constitutes a quorum?
      The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?
      If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares but not the shareholder of record, and your shares are held in “street name.”
How do I vote my shares?
      If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card.
      If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.
Can I vote my shares in person at the Annual Meeting?
      Yes. If you are a shareholder of record, you may vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.
      However, if you are a “street name” holder, you may vote your shares in person only if you obtain a signed proxy from your broker or nominee giving you the right to vote the shares.
      Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your vote by proxy or by giving instructions to your broker or nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.
What are my choices when voting?
      In the election of directors, you may vote for all nominees, or your vote may be withheld with respect to one or more nominees. The proposal related to the election of directors is described in this Proxy Statement beginning at page 7.
      With respect to the proposal to approve the Company’s 2005 Stock Incentive Plan, you may vote for the proposal, against the proposal, or abstain from voting on the proposal. This proposal is described in this Proxy Statement beginning at page 22.
What is the Board’s recommendation?
      The Board of Directors recommends a vote FOR all of the nominees for director and FOR the approval of the Company’s 2005 Stock Incentive Plan.
What if I do not specify how I want my shares voted?
      If you do not specify on your proxy card how you want to vote your shares, we will vote them FOR all of the nominees for director and FOR the approval of the Company’s 2005 Stock Incentive Plan. Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment on those matters.
Can I change my vote?
      Yes. You can revoke your proxy at any time before it is exercised in any of three ways:

•	by submitting written notice of revocation to the Company’s Secretary;

•	by submitting another proxy by mail that is dated later and is properly signed; or

•	by voting in person at the Annual Meeting.

What vote is required for a proposal to be approved?
      For the election of directors, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.
      For the approval of the Company’s 2005 Stock Incentive Plan, the affirmative vote of the holders of a majority of the votes cast on the proposal will be required for approval. Since abstentions are treated for these purposes as votes cast on the proposal, abstentions will effectively count as votes against the adoption of the Company’s 2005 Stock Incentive Plan.
      If you hold your shares in “street name” through a broker or other nominee, and you have not provided voting instructions to your broker or nominee, then whether your broker or nominee may vote your shares in its discretion depends on the proposals before the Annual Meeting. Under the rules of The Nasdaq Stock Market (“Nasdaq”), your broker or nominee may vote your shares in its discretion on “routine matters.” The election of directors is a routine matter on which your broker or nominee will be permitted to vote your shares if no instructions are furnished. The Nasdaq rules however, do not permit your broker or nominee to vote your shares in its discretion on proposals that are “non-routine.” The approval of the Company’s 2005 Stock Incentive Plan is a non-routine matter. Accordingly, if your broker has not received your voting instructions with respect to that proposal, your broker cannot vote your shares on that proposal. This is called a “broker non-vote.” However, because shares that constitute broker non-votes (which include shares as to which brokers withhold authority) will not be considered entitled to vote on such matter, broker non-votes will have no effect on the outcome of the proposal.
CORPORATE GOVERNANCE
      Pursuant to the Company’s bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.
Determination of Director Independence
      The Board’s Nominating/ Corporate Governance Committee undertook a review of the director’s independence on February 14, 2005, and the full Board reviewed the committee’s determinations regarding independence and the facts underlying those determinations on March 7, 2005. During these reviews, the Nominating/ Corporate Governance Committee and the Board considered transactions and relationships between each director or any member of his immediate family and the Company and its subsidiaries and affiliates, including those reported below under “Certain Relationships and Related Transactions.” They also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of these reviews was to determine whether any such relationship or transaction was inconsistent with a determination that the director is independent under applicable laws and regulations and Nasdaq listing standards. As permitted by Nasdaq listing standards, the Board has determined that the following categories of relationships will not constitute material relationships that impair a director’s independence: (i) banking relationships with BankAtlantic in the ordinary course of BankAtlantic’s business, (ii) serving on third party boards of directors with other members of the Board, (iii) payments or charitable gifts by the Company to entities with which a director is an executive officer or employee where such payments or gifts do not exceed the greater of $1 million or 2% of such company’s or charity’s consolidated gross revenues, and (iv) investments by directors in common with each other or the Company, its affiliates or executive officers. As a result of its review of the relationships of each of the members of the Board, and considering these categorical standards, and in accordance with the recommendations of the Nominating/ Corporate Governance Committee, the Board has affirmatively determined that a majority of the Company’s Board members, including D. Keith Cobb, Oscar Holzmann, Earl Pertnoy and

Neil Sterling, are “independent” directors within the meaning of the listing standards of Nasdaq and applicable law.
Committees of the Board of Directors and Meeting Attendance
      The Company’s Board of Directors has established Audit, Compensation and Nominating/ Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of our website at www.bfcfinancial.com and each is available in print, without charge, to any shareholder.
      The Board met 10 times and executed 1 unanimous written consents in lieu of a meeting during 2004. Each of the members of the Board of Directors attended at least 75% of the meetings of the Board and Committees on which he served, and all of the then-serving members of the Board of Directors attended the Company’s Annual Meeting in 2004, although the Company has no formal policy requiring them to do so.

The Audit Committee
      The Audit Committee consists of Oscar Holzmann, Chairman, D. Keith Cobb, Earl Pertnoy and Neil Sterling. The Board has determined that all members of the Audit Committee are “financially literate” and “independent” within the meaning of the listing standards of Nasdaq and applicable Securities and Exchange Commission (“SEC”) regulations. Mr. Holzmann, the chair of this Committee, and D. Keith Cobb are both qualified as audit committee financial experts within the meaning of SEC regulations and the Board has determined that each of them has finance and accounting expertise which results in their “financial sophistication” within the meaning of the listing standards of Nasdaq. The Audit Committee met seven times during the 2004 fiscal year and its members also held various informal conference calls and meetings as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications, performance and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from and meets with the Company’s internal audit group, management and the Company’s independent auditors. The Committee receives information concerning internal controls over financial reporting and any deficiencies in such controls, and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included at page 19.

The Compensation Committee
      The Compensation Committee consists of Earl Pertnoy, Chairman, D. Keith Cobb, Oscar Holzmann and Neil Sterling. All of the members of the Committee are “independent” within the meaning of the listing standards of Nasdaq. In addition, each committee member is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee met three times during 2004. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines or makes recommendations with respect to the compensation of the Company’s other executive officers. It also assists the Board in the administration of the Company’s equity-based compensation plans. A report from the Compensation Committee is included at page 17.

The Nominating/ Corporate Governance Committee
      The Nominating/ Corporate Governance Committee was established by Board resolution in March 2004. It met one time in 2004. The Nominating/ Corporate Governance Committee consists of Neil Sterling, Chairman, D. Keith Cobb, Oscar Holzmann and Earl Pertnoy. All of the members of the Nominating/ Corporate Governance Committee are considered to be “independent” within the meaning of the listing standards of Nasdaq. The Nominating/ Corporate Governance Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process.
      Generally, the Committee will identify director candidates through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Committee considers appropriate. In assessing potential new directors, the Committee will seek individuals from diverse professional backgrounds who provide a broad range of experience and expertise. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director nominees are reviewed in the context of the current composition of the Board and the evolving needs of the Company. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.
      Under the Company’s bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in our bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. For our 2006 Annual Meeting, we must receive this notice between January 17 and February 16, 2006.
Executive Sessions of Non-Management and Independent Directors
      In accordance with applicable Nasdaq rules, the non-management directors of the Company met once in executive session of the Board in which management directors and other members of management did not participate. Earl Pertnoy was selected to be the presiding director for this session. The non-management directors have scheduled regular meetings in January and June of each year, and may schedule additional meetings without management present as they determine to be necessary.
Compensation of Directors
      The Company’s Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Non-employee directors of the Company each received an annual retainer fee of $30,000 in 2004 with no additional compensation for attendance at Board of Directors’ meetings. Except for the Chairman of the Audit Committee who received an additional $15,000 during 2004 for his service on that committee, the other members of the Audit Committee received an additional $10,000 during 2004 for their service on that committee. On July 28, 2004, all non-employee directors then serving received options to acquire 6,250 shares of the Company’s Class B Stock under the BFC Financial Corporation Stock Option Plan, as amended (the “Option Plan”) at an exercise price of $8.40 per share. The number of options granted and the exercise price per share have been adjusted in accordance with the Option Plan to reflect the stock-split paid on March 7, 2005. All such options vested and became exercisable immediately upon grant. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation for their service as directors or for attendance at Board of Directors’ meetings or committee meetings.

Director and Management Indebtedness
      On February 6, 2001, Alan B. Levan, Chairman, President and Chief Executive Officer of the Company and John E. Abdo, Vice Chairman of the Company, each borrowed $500,000 from the Company on a recourse basis and Glen R. Gilbert, Executive Vice President, and Earl Pertnoy, a director of the Company, each borrowed $50,000 on a non-recourse basis to make investments in a technology company sponsored by the Company. On July 16, 2002, John E. Abdo borrowed an additional $3.0 million from the Company on a recourse basis. All borrowings bear interest at the prime rate plus 1%, which interest is, except for interest on the Abdo borrowing, payable annually. The entire principal balance under the borrowings, except for the Abdo borrowing, is due in February 2006. The Abdo borrowing requires monthly interest payments, is due on demand and is secured by 2,127,470 shares of Class A Stock and 370,750 shares of Class B Stock. Amounts outstanding at December 31, 2004 are $0 from Mr. Levan, $3,282,758 from Mr. Abdo, $19,151 from Mr. Gilbert and $24,854 from Mr. Pertnoy.
Communications with the Board of Directors and Non-Management Directors
      Shareholders who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Corporate Secretary, BFC Financial Corporation, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. The letter should include a statement indicating that the sender is a shareholder of the Company. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.
      A member of management will, at each meeting of the Board, present a summary of all letters received from shareholders since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.
Code of Ethics
      The Company has a Code of Business Conduct and Ethics that applies to all directors, officers and employees of the Company, including its principal executive officer, principal financial officer and principal accounting officer. The Company will post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website. There were no such waivers from the Company’s Code of Ethics subsequent to its adoption in 2004. The Company made ministerial amendments to its Code of Business Conduct and Ethics on February 14, 2005. The amended Code of Business Conduct and Ethics has been posted on the Company’s website.
Compensation Committee Interlocks and Insider Participation
      The Board of Directors has designated directors D. Keith Cobb, Oscar Holzmann, Earl Pertnoy and Neil Sterling, none of whom are employees of the Company or any of its subsidiaries, to serve on the Compensation Committee.
Section 16(a) Beneficial Ownership Reporting Compliance
      Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that during the year ended December 31, 2004, all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis except for one Form 4 for Glen R. Gilbert, which was inadvertently filed late with respect to the reporting of an indirect interest in a grant of options to purchase shares of the Company’s Class B Stock to Mr. Gilbert’s spouse.
PROPOSALS AT THE ANNUAL MEETING

1)	PROPOSAL FOR ELECTION OF DIRECTORS

Nominees for Election as Director
      The Company’s Board of Directors currently consists of six directors divided into three classes, each of which has a three-year term, expiring in annual succession. The Company’s bylaws provide that the Board of Directors shall consist of no less than three nor more than twelve directors. The specific number of directors is set from time to time by resolution of the Board.
      A total of two directors will be elected at the Annual Meeting, each of whom will be elected for the term expiring in 2008. Each of the nominees was recommended for re-election by the Nominating/ Corporate Governance Committee and has consented to serve for the term indicated. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, the nominees and directors listed below have had no change in principal occupation or employment during the past five years.
The Directors Standing For Election Are:
TERMS ENDING IN 2005:

JOHN E. ABDO	Director since 1988
      Mr. Abdo, age 61, has been principally employed as Vice Chairman of BankAtlantic, an indirect banking subsidiary of the Company, since April 1987 and Chairman of the Executive Committee of BankAtlantic since October 1985. He has been a director of the Company since 1988 and Vice Chairman of the Board of the Company since 1993. He has been a director and Vice Chairman of the Board of BankAtlantic Bancorp, Inc. (“BankAtlantic Bancorp”), the holding company for BankAtlantic and a subsidiary of the Company, since 1994 and President of Levitt Corporation (“Levitt”), a subsidiary of the Company, since 1985. He has been Vice Chairman of the Board of Levitt since April 2001. He has been President and Chief Executive Officer of the Abdo Companies, Inc., a real estate development, construction and real estate brokerage firm, for more than five years. He is also a director of Benihana, Inc., a publicly held national restaurant chain, and a director and Vice Chairman of the Board of Bluegreen Corporation (“Bluegreen”), a publicly held provider of vacation and residential communities. Mr. Abdo is also President of the Broward Performing Arts Foundation.

OSCAR HOLZMANN	Director since 2002
      Mr. Holzmann, age 62, has been an Associate Professor of Accounting at the University of Miami since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974.
      THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF CLASS A STOCK AND HOLDERS OF CLASS B STOCK VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Directors Continuing In Office:
TERM ENDING IN 2006:

D. KEITH COBB	Director since 2004
      Mr. Cobb, age 64, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing certified public accountant at KPMG LLP, and was Vice Chairman and Chief Executive Officer of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb also serves on the boards of BankAtlantic Bancorp, Alliance Data Systems, Inc. and several private companies.

EARL PERTNOY	Director since 1978
      Mr. Pertnoy, age 78, is a real estate investor and developer. He has been a director of the Company and its predecessor companies since 1978.
TERMS ENDING IN 2007:

ALAN B. LEVAN	Director since 1978
      Mr. Levan, age 60, formed the I.R.E. Group (predecessor to the Company) in 1972. Since 1978, he has been the Chairman of the Board, President and Chief Executive Officer of the Company or its predecessors. He is Chairman of the Board and President of I.R.E. Realty Advisors, Inc., I.R.E. Properties, Inc., I.R.E. Realty Advisory Group, Inc. and Florida Partners Corporation. He has been Chairman of the Board, President and Chief Executive Officer of BankAtlantic Bancorp since 1994, and President and Chairman of the Board of BankAtlantic since 1987. He is Chairman of the Board and Chief Executive Officer of Levitt and Chairman of the Board of Bluegreen.

NEIL STERLING	Director since 2003
      Mr. Sterling, age 53, has been the principal of The Sterling Resources Group, a business development-consulting firm in Fort Lauderdale, Florida, since 1998.
Identification of Executive Officers and Significant Employees
      The following individuals are executive officers of the Company:

Name	Position

Alan B. Levan	Chairman of the Board, Chief Executive Officer, President and Director
John E. Abdo	Vice Chairman of the Board and Director
Phil J. Bakes	Managing Director and Executive Vice President
Glen R. Gilbert	Executive Vice President, Chief Financial and Accounting Officer and Secretary
      All officers serve until they resign or are replaced or removed by the Board of Directors.
      The following additional information is provided for the executive officers shown above who are not directors of the Company or director nominees:
      Phil J. Bakes, age 59, joined the Company as an Executive Vice President in January 2004. He was named Managing Director on October 4, 2004. Before joining the Company, he served as Chairman, Co-Founder and Chief Executive Officer of FAR&WIDE Travel Corp. from 1999 to 2003. In September 2003, FAR&WIDE Travel Corp. liquidated under Chapter 11 of the U.S. Bankruptcy Act. Prior to founding FAR&WIDE Travel Corp., Mr. Bakes served as President and Chief Executive Officer of an advisory and merchant banking firm as well as serving as an airline executive.

      Glen R. Gilbert, age 60, has been Executive Vice President of the Company since July 1997. In May 1987, he was appointed Chief Financial and Accounting Officer and, in October 1988, was appointed Secretary. He joined the Company in November 1980 as Vice President and Chief Accountant. He has been a certified public accountant since 1970. He also serves as an officer of Florida Partners Corporation. He has served as Secretary of Levitt since 1997. He served as Executive Vice President and Chief Financial Officer of Levitt from 1997 through August 2004. He was appointed Senior Executive President of Levitt in August 2004.
Certain Relationships and Related Transactions
      During 2004, BankAtlantic Bancorp and BankAtlantic received fees from the Company and Levitt in connection with certain general and administrative services performance for these companies. BankAtlantic Bancorp provides the Company and Levitt with various back-office services, including, human resources, risk management, project planning, systems support and investor and public relations. The Company compensates BankAtlantic Bancorp for its costs incurred in providing these services plus five percent. Additionally, the Company and Levitt rent office space on a month-to-month basis from, and pay rent to, BankAtlantic Bancorp.
      The following table sets forth fees paid by the Company and Levitt to BankAtlantic Bancorp for the year ended December 31, 2004 (in thousands):

Company	$127
Levitt	499

Total Fees	$626

      The following table sets forth management fees paid to the Company for general and administrative services provided to its related parties for the year ended December 31, 2004 (in thousands):

Levitt	$311

Other affiliates	$10

      In connection with the spin-off of Levitt as of December 31, 2003, BankAtlantic Bancorp converted an outstanding $30.0 million demand note owed by Levitt to BankAtlantic Bancorp to a five-year term note with interest only payable monthly initially at the prime rate and thereafter at a prime rate plus increments of an additional 0.25% every six months. Prior to the spin-off, BankAtlantic Bancorp transferred its 4.9% ownership interest in Bluegreen to Levitt in exchange for a $5.5 million note and additional shares of Levitt common stock (which additional shares were distributed as part of the spin-off transaction.) The note was repaid in May 2004. Additionally, prior to the spin-off, Levitt declared an $8.0 million dividend to BankAtlantic Bancorp payable in the form of a five-year note with the same payment terms as the $30.0 million note described above. The outstanding balance of these notes at December 31, 2004 was $38.0 million. BankAtlantic also had $8.6 million of construction loans to Levitt secured by land and improvements at December 31, 2004. The total interest income to BankAtlantic Bancorp and BankAtlantic for the year ended December 31, 2004 was $2.4 million related to loans to Levitt. The outstanding balance of these notes and related interest were not included in the Company’s financial statements as those amounts were eliminated in consolidation.
      Several technology venture partnerships in which BFC has a controlling interest maintained cash balances at BankAtlantic of $1.2 million as of December 31, 2004 and earned interest of $21,000 during 2004 in connection with these accounts. Other affiliates, including Levitt, maintained cash balances of $37.5 million as of December 31, 2004 and earned interest of $230,000 during 2004 in connection with these accounts. The cash balances and interest earned were not included in the Company’s financial statements as those amounts were eliminated in consolidation.

      During 1999 and 2000, the Company (without consideration of BankAtlantic Bancorp) acquired interests in unaffiliated technology entities. During 2000 and 2001, the Company’s interests in the technology entities were transferred at the Company’s cost to specified asset limited partnerships. Subsidiaries of the Company are the controlling general partners of these venture partnerships, and therefore, they are consolidated in the Company’s financial statements. The general partners are limited liability companies of which the members are: BFC Financial Corporation — 57.5%; John E. Abdo — 13.75%; Alan B. Levan — 9.25%; Glen R. Gilbert — 2.0%; and John E. Abdo, Jr. — 17.5%. At December 31, 2004, the Company’s net investment in these partnerships was $971,000. See also the information concerning director and management indebtedness set forth in the section titled “Director and Management Indebtedness” on page 6.
      An affiliated limited partnership, BankAtlantic Bancorp and affiliates of the Company were investors in a privately held technology company located in Boca Raton, Florida. The affiliated limited partnership invested $2 million in 219,300 shares of the technology company’s common stock, which shares were acquired in October 2000 at a price per share of $9.12. At December 31, 2001, the carrying value of this investment by the limited partnership had been written down to $4.95 per share and in 2002, based on its performance, the carry value of the investment in the technology company was written off entirely by the Company and BankAtlantic Bancorp. BankAtlantic Bancorp invested $15 million in 3,033,386 shares of the technology company’s common stock in cash and by issuance to the technology company of 848,364 shares of BankAtlantic Bancorp’s Class A Common Stock. BankAtlantic Bancorp’s shares in the technology company were acquired in October 1999 at an average price per share of $4.95. Both Messrs. Levan and Abdo became directors of the technology company in connection with the investment. Mr. Levan owned or controlled direct and indirect interests in an aggregate of 286,709 shares of the technology company’s common stock, purchased at an average price per share of $8.14 and Mr. Abdo owned or controlled direct and indirect interests in an aggregate of 368,408 shares of the technology company’s common stock purchased at an average price per share of $7.69. Jarett Levan, Mr. Levan’s son and a director of BankAtlantic Bancorp and Executive Vice President of BankAtlantic, and Bruno DiGiulian, a director of BankAtlantic Bancorp had a 0.15% and 0.7% ownership interest, respectively, in the limited partnership. BFC and its affiliates collectively owned approximately 7% of the technology company’s outstanding common stock at December 31, 2003. During 2001, Messrs. Levan and Abdo resigned from the Board of Directors of the technology company and initiated a lawsuit on behalf of the Company and others against the founder of the technology company, personally, regarding his role. In early 2003, the technology company initiated a lawsuit against BankAtlantic Bancorp seeking to have a restrictive legend on its BankAtlantic Bancorp’s Class A Common Stock removed. In March 2004, the technology company settled the lawsuit with the Company and its affiliates. Pursuant to the settlement, BankAtlantic Bancorp sold its stock in the technology company to a third party investor group for $15 million in cash, its original costs, and BankAtlantic Bancorp received consideration from the technology company for legal expenses and damages, which consisted of $1.7 million in cash and 378,160 shares of the BankAtlantic Bancorp’s Class A Common Stock returned by the technology company to BankAtlantic Bancorp. The Company, Alan B. Levan and John E. Abdo elected to retain their investments in the technology company but recovered legal expenses and damages in connection with the settlement totaling in the aggregate approximately $442,590 in cash and 79,835 shares of BankAtlantic Bancorp’s Class A Common Stock. The legal fees associated with the lawsuit and the damages received by the Company and its affiliates were shared pro rata based on the amount of each party’s original investment in the technology company. Subsequently, the technology company was merged into a third party company and all remaining shareholders of the technology company received cash for their interests pursuant to the merger agreement.
      Certain of the Company’s affiliates, including its executive officers, have independently made investments with their own funds in both public and private entities in which the Company holds investments.
      Florida Partners Corporation owns 133,314 shares of the Company’s Class B Stock and 1,270,294 shares of the Company’s Class A Stock. Mr. Levan may be deemed to beneficially be the principal shareholder and is a member of the Board of Florida Partners Corporation. Mr. Gilbert, Executive Vice President and Secretary of the Company, holds similar positions at Florida Partners Corporation.
      Included in the Company’s other assets at December 31, 2004 were approximately $101,000 due from affiliates.

      Jarett Levan is employed by BankAtlantic as Executive Vice President and Chief Marketing Officer. He was paid approximately $237,000 for his services to BankAtlantic Bancorp during 2004. Mr. Levan’s daughter, Shelley Levan Margolis, served as executive director of the BankAtlantic Foundation, receiving approximately $54,000 during 2004.
      The BankAtlantic Foundation is a non-profit foundation established by BankAtlantic. During 2004, the Foundation made donations aggregating $438,000, including $25,000 to the Broward Community College Foundation (as the second installment of a four-year commitment of $100,000 to the Will and Jo Holcombe Institute for Teaching and Learning), $15,000 to the Florida Grand Opera, $7,500 to the Leadership Broward Foundation, $10,000 to Nova Southeastern University (including $5,000 as the second installment of a five-year commitment of $25,000 to the Wayne Huizenga School of Business and $5,000 to Nova Southeastern University Libraries), $500 to ArtServe, $3,500 to the Broward Performing Arts Foundation and $10,000 to the Museum of Art of Ft. Lauderdale. In addition to the contributions made by the BankAtlantic Foundation, BankAtlantic made certain direct contributions to various non-profit organizations. In 2004, BankAtlantic made donations of $2,500 to the Urban League of Broward County, $5,000 to ArtServe, and $900 to the Leadership Broward Foundation. Mr. Levan sits on the Boards of the Broward Community College Foundation, the Florida Grand Opera and Nova Southeastern University. Jarett Levan sits on the Boards of the Leadership Broward Foundation and ArtServe and the Board of Governors of the Museum of Art of Ft. Lauderdale. John E. Abdo is President of the Broward Performing Arts Foundation.
Summary Compensation Table
      The following table sets forth information with respect to the annual compensation paid or accrued by the Company, BankAtlantic Bancorp, BankAtlantic and Levitt, for services rendered in all capacities during the three years ended December 31, 2004 to each of the executive officers of the Company.

	Annual Compensation							Long-Term Compensation

						Other		Awards			All
						Annual		Restricted	Stock	Payouts	Other
						Compen-		Stock	Option	LTIP	Compen-
Name and Principal Position	Source	Year	Salary	Bonus		sation		Award(s)	Award(s)	Payouts	sation

	(a)		($)	($)		($)		($)	(#)	($)(c)	($)
Alan B. Levan,	BFC	2004	605,744	431,666		—		—	93,750	5,903	175,028	(b)
Chairman of the Board,	BankAtlantic Bancorp	2004	480,962	568,007	(c)	—		—	60,000	—	100,442	(e)
President and Chief Executive Officer	Levitt	2004	111,152	189,896		—		—	60,000	—	—

			1,197,858	1,189,569		—		—		5,903	275,470

	BFC	2003	581,849	415,064		—		—	210,579	6,267	165,646	(b)
	BankAtlantic	2003	445,923	435,488	(c)	—		—	78,377	—	110,282	(e)
	Levitt	2003	103,231	62,400		—		—	—	—	—

			1,131,003	912,952		—		—		6,267	275,928

	BFC	2002	570,560	399,100		—		—	—	6,288	164,902	(b)
	BankAtlantic	2002	419,541	443,800	(c)	9,600	(f)	—	78,377	—	121,707	(e)
	Levitt	2002	80,769	62,500		—		—	—	—	—

			1,070,870	905,400		9,600		—		6,288	286,609

	Annual Compensation							Long-Term Compensation

						Other		Awards			All
						Annual		Restricted	Stock	Payouts	Other
						Compen-		Stock	Option	LTIP	Compen-
Name and Principal Position	Source	Year	Salary	Bonus		sation		Award(s)	Award(s)	Payouts	sation

	(a)		($)	($)		($)		($)	(#)	($)(c)	($)
John E. Abdo,	BFC	2004	324,480	194,688	(k)	—		—	93,750	5,903	—
Vice Chairman of the Board	BankAtlantic Bancorp	2004	232,064	261,211	(c)	18,600	(g)	—	40,000	—	8,040	(h)
	Levitt	2004	478,875	731,250		—		—	90,000	—	291,244	(i)

			1,035,419	1,187,149		18,600		—		5,903	299,284

	BFC	2003	310,600	187,200		—		—	210,579	6,267	—
	BankAtlantic	2003	221,487	221,227	(c)	18,600	(g)	—	52,251	—	8,040	(h)
	Levitt	2003	365,000	390,000		—		—	—	—	291,244	(i)

			897,087	798,427		18,600		—		6,267	299,284

	BFC	2002	264,879	156,000		—		—	—	6,288	—
	BankAtlantic	2002	211,368	118,004	(c)	18,600	(g)	—	40,000	—	8,040	(h)
	Levitt	2002	258,077	425,000		—		—	—	—	291,000	(i)

			734,324	699,004		18,600		—		6,288	299,040

Glen R. Gilbert,	BFC	2004	161,700	172,020		—		—	37,501	5,903	—
Executive Vice President,	BankAtlantic Bancorp	2004	—	—		—		—	5,000	—	—
Chief Financial Officer and Secretary	Levitt	2004	166,172	247,020		—		—	45,000	—	8,200	(j)

			327,872	419,040		—		—		5,903	8,200

						—		—
	BFC	2003	154,642	93,288		—		—	56,159	6,267	—
	BankAtlantic	2003	—	—		—		—	13,494	—	—
	Levitt	2003	149,500	93,288		—		—	—		8,000	(j)

			304,142	186,576		—		—		6,267	8,000

	BFC	2002	126,718	84,754		—		—	—	6,288	—
	BankAtlantic	2002	—	—		—		—	15,000	—	—
	Levitt	2002	123,464	97,192		—		—	—	—	3,748	(j)

			250,182	181,946		—		—		6,288	3,748

Phil J. Bakes,	BFC	2004	250,000	200,000		—		—	38,544	—	—

Managing Director and Executive
Vice President

(a)	Amounts identified as BankAtlantic represent payments or grants by BankAtlantic and BankAtlantic Bancorp and amounts identified as Levitt represent payments or grants by Levitt Corporation.

(b)	Includes reimbursements or payments of $113,700 in 2004, $109,321 in 2003 and $105,116 in 2002 for life and disability insurance; cost of two season tickets to Heat basketball of $43,700 in 2004, $42,800 in 2003 and $42,600 in 2002; and cost of automobile of $17,628 in 2004, $13,525 in 2003 and $17,186 in 2002.

(c)	Amounts shown include amounts paid under the Annual Incentive Program and the Profit Sharing Plan of BankAtlantic, except with respect to 2004, Mr. Levan did not receive any payments under the Profit Sharing Plan but received a bonus in lieu of the payments he otherwise would have received under the plan.

(d)	Amounts represent allocation of contribution under the BFC Profit Sharing Plan.

(e)	Includes: BankAtlantic contributions of $8,000 in 2004, 2003 and 2002 to its 401(k) savings plan on behalf of Mr. Levan; a $40 dividend payment for a Real Estate Investment Trust (“REIT”) controlled by BankAtlantic for 2004, 2003 and 2002; and $92,202 in 2004, $102,242 in 2003 and $113,667 in 2002 representing the value of the benefit received by Mr. Levan in connection with premiums paid by the Company for a split-dollar life insurance policy.

(f)	Reflects amount paid as auto allowance.

(g)	Includes $9,000 per year for service as trustee of BankAtlantic’s pension plan, which amount is paid by the pension plan and $9,600 per year as an auto allowance.

(h)	Includes BankAtlantic contributions of $8,000 in 2004, 2003 and 2002 to its 401(k) savings plan on behalf of Mr. Abdo and a $40 dividend payment for the REIT for 2004, 2003 and 2002.

(i)	The Abdo Companies, a company in which John E. Abdo is the principal shareholder and Chief Executive Officer, received from Levitt management fees in the amount indicated.

(j)	Represents contributions to 401(k) savings plan on behalf of Mr. Gilbert.

(k)	Amounts paid under Levitt’s 2004 Annual Performance-Based Incentive Plan. In March 2004, Levitt’s Compensation Committee approved a performance bonus award of up to 150% of Mr. Abdo’s salary provided Levitt met certain net income targets. Levitt exceeded the established target, and Mr. Abdo received the maximum bonus award.
Annual Incentive Program
      Each of the executive officers named in the Summary Compensation Table, above, was eligible for a bonus which is determined based upon the achievement of individual and corporate goals. These goals are established each year for each such officer, and the Compensation Committee reviews the performance of each officer against such goals each year. The amounts set forth under “Bonus” in the Summary Compensation Table, above, include the amount earned by each officer named in the table under this bonus program with respect to 2004.
Option Grants in 2004
      The following table sets forth information concerning individual grants of stock options to the named executives in the Summary Compensation Table pursuant to the Company’s stock option plans during the fiscal year ended December 31, 2004. The Company has not granted and does not currently grant stock appreciation rights.

					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(2)
	Options	Employees in	Price per	Expiration
Name	Granted(1)	Fiscal Year	Share	Date	5% ($)	10% ($)

Alan B. Levan	93,750	30.5%	$8.40	7/28/2014	$495,255	$1,225,072
John E. Abdo	93,750	30.5%	$8.40	7/28/2014	$495,255	$1,225,072
Glen R. Gilbert	37,501	12.2%	$8.40	7/28/2014	$198,107	$502,042
Phil J. Bakes	26,044	9.5%	$7.68	1/5/2014	$141,521	$358,643
Phil J. Bakes	12,500	4.1%	$8.40	7/28/2014	$66,034	$167,343

(1)	All option grants are to acquire shares of the Company’s Class B Stock. All options granted in 2004 vest in 2009. The number of options granted has been adjusted to reflect stock dividends and stock splits which occurred in 2004 and March 7, 2005.

(2)	Amounts for the named executive officer have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts under these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of the Company’s stock price.

      The following table sets forth information concerning individual grants of stock options for shares of BankAtlantic Bancorp’s Class A Common Stock by BankAtlantic Bancorp to the named executives in the Summary Compensation Table pursuant to the stock option plans of BankAtlantic Bancorp during the year ended December 31, 2004. BankAtlantic Bancorp has not granted and does not currently grant stock appreciation rights.

					Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(2)
	Options	Employees in	Price per	Expiration
Name	Granted(1)	Fiscal Year	Share	Date	5% ($)	10% ($)

Alan B. Levan	60,000	7.7%	$18.42	7/5/2014	$708,524	$1,774,604
John E. Abdo	40,000	5.1%	$18.42	7/5/2014	$472,170	$1,183,069
Glen R. Gilbert	5,000	0.6%	$18.42	7/5/2014	$59,021	$147,884

(1)	All option grants are in BankAtlantic Bancorp’s Class A Common Stock. All options vest in 2009.

(2)	Amounts for the named executive officer have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts set forth in these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of BankAtlantic Bancorp’s stock price.
      The following table sets forth information concerning individual grants of stock options for shares of Levitt’s Class A Common Stock by Levitt to the named executives in the Summary Compensation Table pursuant to the stock option plan of Levitt during the fiscal year ended December 31, 2004. Levitt has not granted and does not currently grant stock appreciation rights.

					Potential Realizable Value at
	Number of	% of Total			Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(2)
	Options	Employees in	Price per	Expiration
Name	Granted(1)	Fiscal Year	Share	Date	5% ($)	10% ($)

Alan B. Levan	60,000	8.27%	$20.15	01/02/2014	$760,334	$1,926,835
John E. Abdo	90,000	12.41%	$20.15	01/02/2014	$1,140,500	$2,890,252
Glen R. Gilbert	45,000	6.20%	$20.15	01/02/2014	$570,251	$1,445,126

(1)	All option grants are in Levitt’s Class A Common Stock. All options vest in 2009.

(2)	Amounts for the named executive officer have been calculated by multiplying the exercise price by the annual appreciation rate shown (compounded for the remaining term of the options), subtracting the exercise price per share and multiplying the gain per share by the number of shares covered by the options. The dollar amounts set forth in these columns are the result of calculations based upon assumed rates of annual compounded stock price appreciation specified by regulation and are not intended to forecast actual future appreciation rates of Levitt’s stock price.

Aggregated Option Exercises in 2004 and Year-End Option Values
      The following table sets forth certain information as to each of the named executive officers in the Summary Compensation Table with respect to option exercises during 2004 and the status of their options on December 31, 2004: (i) the number of shares of Class B Stock underlying options exercised during 2004, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 2004 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options on
	Number of Shares		Options at 12/31/2004		12/31/2004(1)
	Acquired Upon	Value Realized
Name	Exercise of Options	Upon Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan B. Levan	1,638,344	$13,532,248	1,895,150	304,329	$15,260,378	$1,991,109
John E. Abdo	1,797,049	$14,643,818	1,895,150	304,329	$15,260,378	$1,991,109
Glen R. Gilbert	21,277	$156,386	350,743	93,660	$2,931,831	$556,004
Phil J. Bakes	—	$—	—	41,801	$—	$104,699

(1)	Based upon a price of $10.40 per share, which was the price of the last sale as reported by the OTC Market Report for 2004.
      The following table sets forth certain information as to each of the named executives in the Summary Compensation Table with respect to the exercise of stock options during 2004, for shares of BankAtlantic Bancorp’s Class A Common Stock granted by BankAtlantic Bancorp and the status of their BankAtlantic Bancorp options on December 31, 2004: (i) the number of shares of BankAtlantic Bancorp Class A Common Stock underlying options exercised in 2004, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 2004 and (iv) the aggregate dollar value of in-the-money options on December 31, 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options on
	Number of Shares		Options at 12/31/2004		12/31/2004(1)
	Acquired Upon	Value Realized
Name	Exercise of Options	Upon Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan B. Levan	515,752	$6,848,877	985,050	347,382	$16,729,460	$4,233,914
John E. Abdo	515,760	$8,111,698	270,579	222,878	$4,140,552	$2,665,708
Glen R. Gilbert	—	$—	—	60,514	$—	$762,044

(1)	Based upon a price of $19.90 per share, which was the closing price at December 31, 2004 of BankAtlantic Bancorp’s Class A Common Stock as reported on the New York Stock Exchange.

      The following table sets forth certain information as to each of the named executive officers in the Summary Compensation Table with respect to the exercise of stock options during 2004, for shares of Levitt’s Class A Common Stock granted by Levitt and the status of their Levitt options on December 31, 2004: (i) the number of shares of Levitt Class A Common Stock underlying options exercised during 2004, (ii) the aggregate dollar value realized upon the exercise of such options, (iii) the total number of exercisable and non-exercisable stock options held on December 31, 2004 and (iv) the aggregate dollar value of in-the-money exercisable options on December 31, 2004.

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options on
	Class A Shares		Options on 12/31/04		12/31/04(1)
	Acquired Upon	Value Realized
Name	Exercise of Option	Upon Exercise	Exercisable	Unexercisable	Exercisable	Unexercisable

Alan B. Levan	—	$—	—	60,000	—	$625,200
John E. Abdo	—	$—	—	90,000	—	$937,800
Glen R. Gilbert	—	$—	—	45,000	—	$468,900

(1)	Based upon a price of $30.57 per share, which was the closing price at December 31, 2004 of Levitt’s Class A Common Stock as reported on the New York Stock Exchange.
      Long-Term Incentive Plan (“LTIP”) Awards
      The Company has made available a profit-sharing plan to all of its employees (which does not include employees of BankAtlantic Bancorp or Levitt who are not employees of the Company) who meet certain minimum requirements. The Company is not required to make any contribution and the amount of the Company’s contribution is determined each year by the executive management. It requires a uniform allocation to each employee of 0% to 15% of compensation, with the maximum compensation considered being $50,000. Vesting is in increments over a six-year period to 100%. Alan B. Levan and Glen R. Gilbert are 100% vested. John E. Abdo is 80% vested. During 2004, the accounts for each of the above named individuals were credited with a $5,903 contribution.
BankAtlantic Profit Sharing Plan
      BankAtlantic adopted the BankAtlantic Profit Sharing Stretch Plan (the “Profit Sharing Plan”) for all BankAtlantic employees, including Alan B. Levan and John E. Abdo, effective on January 1, 2003. The Profit Sharing Plan provides a quarterly payout in an amount equal to a percentage of annual base salary to all BankAtlantic employees based upon the achievement of certain pre-established goals each quarter. Pursuant to the terms of the Profit Sharing Plan, no payments may be made under the plan if deductibility of amounts paid is limited by Section 162(m) of the Code. Because of such limitations, Messrs. Levan and Abdo received $42,043 and $20,886, respectively, which would otherwise have been paid under the plan as additional bonuses and are included under “Bonus” in the Summary Compensation Table.

Shareholder Return Performance Graph
      The following graph provides a comparison of the cumulative total returns for the Company, the Wilshire 5000 Total Market Index and the NASDAQ Bank Index and assumes $100 invested on December 31, 1999:

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004

BFC Financial Corporation	$100	$21	$54	$54	$185	$268
Wilshire 5000 Total Market	100	88	78	60	78	78
Nasdaq Bank Index	100	115	126	132	171	190
COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION
      The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates this Report or the performance graph by reference therein.
Executive Officer Compensation
      The Company’s compensation program for executive officers consists of three key elements: a base salary, an incentive bonus (including the Company’s LTIP) and periodic grants of stock options. The Compensation Committee believes that this approach best serves the interests of shareholders by ensuring that executive officers are compensated in a manner that advances both the short- and long-term interests of the Company and its shareholders. Thus, compensation for the Company’s executive officers involves a portion of pay which depends on incentive payments which are generally earned based on an assessment of performance in relation to corporate goals, and stock options, which directly relate a significant portion of an executive officer’s long- term remuneration to stock price appreciation realized by the Company’s shareholders. Messrs. Alan B. Levan and John E. Abdo each hold positions in, and therefore also received compensation in 2004 from, both BankAtlantic Bancorp and Levitt. Mr. Glen R. Gilbert holds a position in Levitt, and therefore received compensation in 2004 from Levitt. The Company’s Compensation Committee does not determine the compensation from the Company’s affiliates but considers such compensation when determining the compensation paid to those individuals by the Company.

Base Salary
      The Committee believes that the salaries offered by the Company are competitive based on a review of market practices and the duties and responsibilities of each officer. In setting base compensation, the Compensation Committee periodically examines market compensation levels and trends observed in the labor market. Market information is used as an initial frame of reference for annual salary adjustments and starting salary offers. Salary decisions are determined based on an annual review by the Compensation Committee with input and recommendations from the Chief Executive Officer. Base salary determinations are made based on, among other things, competitive market salaries, the functional and decision making responsibilities of each position, and the contribution, experience and work performance of each executive officer.
Annual Incentive Program
      The Company’s management incentive program is designed to motivate executives by recognizing and rewarding performance. The annual incentive program is a bonus plan used to compensate executives generally based on the Company’s profitability and the achievement of individual performance competencies and goals. Generally, a minimum corporate profitability threshold must be achieved before any bonus will be paid.
      Each participant’s bonus is intended to take into account corporate and individual components, which are weighted according to the executive’s responsibilities. Bonuses of $998,374 were paid to the named executive officers based on their individual performances during 2004 as follows:

Alan B. Levan	$431,666
John E. Abdo	$194,688
Glen R. Gilbert	$172,020
Phil J. Bakes	$200,000
Stock Options
      Executive officers of the Company were granted stock options to purchase Class B Stock during 2004. All of the stock options were granted with an exercise price equal to at least 100% of the market value of the Class B Stock on the date of grant and vest on the fifth anniversary of the date of grant. The granting of options is totally discretionary and options are awarded based on an assessment of an executive officer’s contribution to the success and growth of the Company. Grants of stock options to executive officers, including the named executive officers (other than the Chief Executive Officer), are generally made upon the recommendation of the Chief Executive Officer based on the level of an executive’s position with the Company, an evaluation of the executive’s past and expected performance, the number of outstanding and previously granted options and discussions with the executive. The Board of Directors believes that providing executives with opportunities to acquire an interest in the growth and prosperity of the Company through the grant of stock options enables the Company to attract and retain qualified and experienced executive officers and offer additional long-term incentives. The Board of Directors believes that utilization of stock options more closely aligns the executives’ interests with those of the Company’s shareholders, since the ultimate value of such compensation is directly dependent on the stock price.
Compensation of the Chairman and Chief Executive Officer
      As previously indicated, the Compensation Committee believes that the Company’s total compensation program is appropriately based upon business performance, market compensation levels and personal performance. The Compensation Committee reviews and fixes the base salary of the Chief Executive Officer, based on those factors described above for other executive officers as well as the Compensation Committee’s assessment of Mr. Levan’s past performance as Chief Executive Officer and its expectation as to his future contributions. In 2004, Mr. Levan received a 4% base salary increase from the Company. This increase was consistent with the increases given to other members of executive management and was considered appropriate based on Mr. Levan’s efforts and contributions to the Company.

      In evaluating the performance of Mr. Levan, the Compensation Committee considered the Company’s financial condition and 2004 results. In its review, the Compensation Committee noted the Company’s increased income before income taxes, minority interest, extraordinary items and cumulative effect of a change in accounting principle for the 2004 fiscal year. Also noted was the Company’s stock price appreciation during 2004. The Compensation Committee also considered that Mr. Levan spends considerable effort and attention in connection with the operations of the Company’s principal investments, including BankAtlantic Bancorp and Levitt, and that the performance of the Company’s interests has been a substantial factor in the success of the Company. The Compensation Committee also took note of Mr. Levan’s leadership during 2004. Specifically, it acknowledged his efforts to increase the visibility of and institutional interest in the Company, BankAtlantic Bancorp and Levitt. Based on the foregoing, Mr. Levan was awarded an aggregate bonus of $431,666.
      Future salary increases and bonuses will continue to reflect the amounts paid to chief executive officers at other public companies, as well as the Company’s financial condition, operating results and attainment of strategic objectives.
Internal Revenue Code Limits on Deductibility of Compensation
      Section 162(m) of the Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.
      The Compensation Committee believes that it is generally in the Company’s best interest to attempt to structure performance-based compensation, including stock option grants or performance-based restricted stock awards and annual bonuses, to executive officers who may be subject to Section 162(m) in a manner that satisfies the statute’s requirements. However, the Committee also recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable the Company to meet its overall objectives, even if the Company may not deduct all of the compensation. Accordingly, the Compensation Committee this year approved and may in the future approve compensation arrangements for certain officers, including Mr. Levan, that are not fully deductible. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding the Company’s efforts, that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.
Submitted by the Members of the Compensation Committee:
Earl Pertnoy, Chairman
D. Keith Cobb
Oscar Holzmann
Neil Sterling
AUDIT COMMITTEE REPORT
      The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report by reference therein.
      The Audit Committee’s charter sets forth the Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Company’s Board of Directors and shareholders. The Audit Committee held seven meetings during 2004. The Audit Committee’s meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the Company’s independent auditors for 2004, PricewaterhouseCoopers LLP (“PwC”). The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. It is anticipated that at the next Audit Committee meeting on April 28, 2005 the Committee will approve the continued engagement of PwC as the Company’s independent auditor.
      The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2004 with management, internal auditors and PwC.
      Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America and discuss with the Audit Committee their independence and any other matters that they are required to discuss with the Audit Committee or that they believe should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the independent auditors.
      The Audit Committee also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.
      Based on these reviews and meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2004 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.
Submitted by the Members of the Audit Committee:
Oscar Holzmann, Chairman
D. Keith Cobb
Earl Pertnoy
Neil Sterling

Fees to Independent Registered Certified Accounting Firm for Fiscal 2004 and 2003
      PwC served as the independent registered certified accounting firm for the Company, BankAtlantic Bancorp and Levitt for 2003 and 2004. The following table presents for each of these entities (i) fees for professional services rendered by PwC for the audit of each of the company’s annual financial statements for fiscal 2004 and 2003 and fees billed for audit-related services, tax services and all other services rendered by PwC for fiscal 2004 and 2003.

	Fiscal 2004	Fiscal 2003

	(In thousands)
BFC Financial Corporation
Audit fees(a)	$339	64
Audit related fees	—	—
Tax fees	—	—
All other fees	—	—
BankAtlantic Bancorp
Audit fees(a)	2,406	951
Audit related fees(b)	39	27
Tax fees(c)	4	451
All other fees	—	—
Levitt
Audit fees(a)	973	180
Audit related fees(d)	75	42
Tax fees(c)	8	43
All other fees	—	—

(a)	In 2004, includes permitted services associated with the company’s Sarbanes-Oxley Act Section 404 internal control project and for the Company in 2004 reflects work related to the preparation and filing of a Form S-3 registration statement and a Form 8-K to amend the Form 10-K for the year ended December 31, 2003.

(b)	Principally reflects audits of employee benefit plans and consultations regarding generally accepted accounting principles.

(c)	Principally, in 2003, reflects work related to the preparation, filing and completion of a private letter ruling requested in connection with the Levitt spin-off, and in 2004 and 2003, also includes tax compliance services, tax advice, tax planning and tax examination assistance.

(d)	Represents estimated audit fees for stand-alone reports of subsidiaries.
      All audit related services, tax services and other services were pre-approved by the Audit Committee of the respective entity, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Under its charter, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the independent auditors and shall not engage the independent auditors to perform any non-audit services prohibited by law or regulation. Each year, the independent auditor’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee before the filing of the preceding year’s annual report on Form 10-K. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent auditor and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent auditor, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the

Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting.
      The Audit Committee has determined that the provision of the services, other than audit services, as described above are compatible with maintaining the principal independent auditor’s independence.
2)     PROPOSAL TO APPROVE THE COMPANY’S 2005 STOCK INCENTIVE PLAN
      The Company’s Board of Directors has adopted the BFC Financial Corporation 2005 Stock Incentive Plan, subject to approval by its shareholders. Provided below is a summary of the Company’s reasons for adopting this plan and seeking the approval of its shareholders. The following summary is qualified in its entirety by the full text of the plan document. The plan document is included at the end of this Proxy Statement in Appendix A and is incorporated by reference into this proposal.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE BFC FINANCIAL CORPORATION 2005 STOCK INCENTIVE PLAN.
Purpose of the Stock Incentive Plan
      The purpose of the plan is to attract and retain the best available personnel for positions of substantial responsibility at the Company, to provide additional long term incentives to the employees of the Company and its subsidiaries as well as other individuals who perform services for the Company and its subsidiaries, and to promote the success and profitability of the Company’s business. If this plan is approved by shareholders, restricted stock and options will be available for issuance under this plan and the Company will not issue any additional restricted stock or options under the Company’s existing stock option plans.
Description of the Stock Incentive Plan

Types of Awards
      The plan allows the Company to grant stock options (both incentive stock options and non-qualified stock options) and restricted stock. In the past, stock options were the principal form of long-term equity incentive utilized by the Company. This plan will provide the Company with greater flexibility to respond to changes in equity compensation practices, in view of the anticipated impact of changes in accounting for stock options and other equity compensation.

Administration
      The plan will be administered by a committee consisting initially of the members of the Compensation Committee of the Company’s Board of Directors. The administrative committee will consist of not less than two members of the Board of Directors. The administrative committee has broad discretionary powers. The Board of Directors may exercise any power or discretion conferred on the administrative committee.

Stock Subject to the Stock Incentive Plan
      We will at all times reserve and keep available such number of shares as may be required to meet the needs of the plan. A maximum of 3,000,000 shares of Class A Stock may be issued for restricted stock awards and upon the exercise of options granted under the plan. Any shares subject to stock awards or option grants under the plan which expire or are terminated, forfeited or cancelled without having been exercised or vested in full, shall be available for further grant under the plan. As of April 1, 2005, the aggregate fair market value of the shares to be reserved under this plan was $28.4 million, based on the closing sales price per share of Class A Stock of $9.45 on Nasdaq on March 31, 2005.

Eligibility
      The administrative committee will select the people who will receive stock option grants and restricted stock awards under the plan. Any employee or director of the Company or of any of the Company’s subsidiaries or parent, and any independent contractor or agent of Company, may be selected to receive restricted stock awards and stock option grants. As of April 1, 2005, six directors and approximately 17 employees were eligible to be selected to receive stock options and restricted stock awards.

Restricted Stock Awards
      The administrative committee may, in its discretion, grant awards of restricted stock to eligible individuals and eligible directors, up to a maximum of 300,000 shares of the Class A Stock. The administrative committee will determine at the time of the grant whether the award is a performance-based restricted stock award, the number of shares of Class A Stock subject to an award, the vesting schedule applicable to the award and may, in its discretion, establish other terms and conditions applicable to the award. In setting terms and conditions, it may not grant restricted stock awards for more than 1,500,000 shares in any one calendar year to any person who is a “covered employee” under Section 162(m) of the Code or to all such persons in the aggregate.
      As a general rule, shares of the Company’s Class A Stock that are subject to a restricted stock award will be held by the administrative committee for the benefit of the award recipient until vested and, when vested, are transferred to the award recipient. Unless the administrative committee determines otherwise with respect to any restricted stock award, before the shares subject to a restricted stock award are vested and transferred to the award recipient, the administrative committee will exercise any voting or tender rights in its discretion and hold and accumulate any dividends or distributions for distribution at the same time and terms as the underlying shares. In the alternative, the administrative committee may authorize the immediate distribution of the restricted shares to the award recipient in the form of a stock certificate bearing a legend containing the applicable vesting restrictions or the immediate distribution of dividends paid on the underlying shares.

Vesting
      All restricted stock awards will be subject to a vesting schedule specified by the administrative committee when the award is made. If the administrative committee does not specify a vesting schedule, the award will vest on the first anniversary of the grant date. In the event of death or termination due to disability before the vesting date, unvested awards that would have vested within six months after death or termination for disability will be deemed vested. All other awards that are unvested at termination of employment will be forfeited, with the award recipient receiving a refund equal to the lesser of the fair market value of the unvested shares at termination of employment or the amount (if any) paid when the award was made.

Performance-Based Restricted Stock Awards
      At the time of grant of a restricted stock award, the administrative committee may designate a restricted stock award as a performance-based restricted stock award. If it does so, it shall establish, in addition to or in lieu of service-based vesting requirements, one or more performance goals, which must be attained as a condition of retention of the shares. The performance goal(s) shall be based on one or more of the following:

•	earnings per share,

•	net income,

•	EBITDA,

•	return on equity,

•	return on assets,

•	core earnings,

•	stock price,

•	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals, and

•	except in the case of a “covered employee” under Section 162(m) of the Code, any other performance criteria established by the administrative committee.
      Performance goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the administrative committee, include or exclude extraordinary items and/or the results of discontinued operations. Each performance goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies. Attainment of the performance goals will be measured over a performance measurement period specified by the administrative committee when the award is made. At least 75% of any performance measurement period will occur after the performance goal(s) are established.
      The administrative committee will determine in its discretion whether the award recipient has attained the goals. If they have been attained, the administrative committee will certify that fact in writing. If the performance goals are not satisfied during the performance measurement period, the relevant awards will be forfeited. If the performance goals and any service-based vesting schedule are satisfied, the award will be distributed (or any vesting-related legend removed from any stock certificates previously delivered to the award recipient). No performance-based restricted stock awards will be granted after the fifth anniversary of the plan’s effective date unless the list of permissible performance goals is re-approved by the shareholders.

Terms and Conditions of Stock Option Grants
      The administrative committee will set the terms and conditions of the stock options that it grants. In setting terms and conditions, it must observe the following restrictions:

•	It may not grant options to purchase more than 1,500,000 shares in the aggregate to individuals who are “covered employees” under Section 162(m) of the Code. In addition, it may not grant options to purchase more than 300,000 shares to any individual during any calendar year.

•	It may not grant a stock option with a purchase price that is less than the fair market value of a share of Class A Stock on the date it grants the stock option.

•	It may not grant a stock option with a term that is longer than 10 years.
      The administrative committee may grant incentive stock options that qualify for special federal income tax treatment or non-qualified stock options that do not qualify for special federal income tax treatment. Incentive stock options are subject to certain additional restrictions under the Code and the plan. Unless otherwise designated by the administrative committee, options granted will be exercisable for a period of 10 years after the date of grant (or for a shorter period ending three months after the option holder’s termination of employment due to disability, one year after termination of employment due to death, or immediately upon termination for any other reason). The exercise period may be further extended for limited periods in the administrative committee’s discretion.
      Upon the exercise of an option, the exercise price of the option must be paid in full. Payment may be made in cash, Class A Stock already owned by the option holder, or in such other consideration as the administrative committee authorizes. Options may be transferred prior to exercise only to certain family members, trusts or other entities owned by the option holder and/or such family members, charitable organizations and on death of the option holder.

Mergers and Reorganizations
      The number of shares available under the plan, the maximum limits on option grants and restricted stock awards to persons or groups of persons individually and in the aggregate, any outstanding awards and the number of shares subject to outstanding options may be adjusted, to reflect any merger, consolidation or business reorganization in which the Company is the surviving entity, and to reflect any stock split, stock dividend, spin-off or other event where the administrative committee determines an adjustment is appropriate in order to prevent the enlargement or dilution of an award recipient’s rights. If a merger, consolidation or other business reorganization occurs and the Company is not the surviving entity, any outstanding options, at the discretion of the administrative committee or the Board, may be canceled and payment made to the option holder in an amount equal to the value of the canceled options or modified to provide for alternative, nearly equivalent securities. Any outstanding restricted stock award shall be adjusted by allocating to the award recipient any money, stock, securities or other property received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the restricted stock award that applied to the shares for which it has been exchanged.

Termination or Amendment
      The Company’s Board of Directors has the authority to suspend or terminate the plan in whole or in part at any time by giving written notice to the administrative committee; however, no amendment or termination may affect any option or restricted stock award granted prior to the amendment or termination without the recipient’s consent, unless the administrative committee finds that such amendment or termination is in the best interests of the award recipients or the Company’s shareholders.
      The Board of Directors has the authority to amend or revise the plan in whole or part at any time. As a Nasdaq listed company, the Company is required to seek shareholder approval for amendments to the plan that are deemed material under the Nasdaq listing rules. No material amendments affecting the terms of stock options or performance-based restricted stock awards may be made without shareholder approval.

Term of Plan
      This plan will continue in effect for 10 years from the date of adoption by our Board of Directors unless terminated sooner. No performance-based restricted stock awards will be granted after the fifth anniversary of the plan’s effective date unless the list of permissible performance goals is re-approved by the shareholders.

Federal Income Tax Consequences
      The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting the Company and recipients of restricted stock awards or stock option grants that may be granted under the plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The plan is not a qualified plan under Section 401(a) of the Code.
      Restricted Stock Awards. The stock awards under the plan do not result in federal income tax consequences to either the Company or the award recipient. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction, for compensation expense, in a like amount. If dividends are paid on unvested shares held under the plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will generally be allowed to claim a deduction for compensation expense for this amount as well.
      In certain cases, a recipient of a restricted stock award that is not a performance-based restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.
      Stock Options. Incentive stock options will not create federal income tax consequences when they are granted. If incentive stock options are exercised during employment or within three months after termination of employment (one year for termination due to death or disability), the exercise will not create federal income tax consequences either. When the shares acquired on exercise of an incentive stock option are sold, the seller must pay federal income taxes on the amount by which the sales price exceeds the purchase price. This amount will be taxed at capital gains rates if the sale occurs at least two years after the option was granted and at least one year after the option was exercised. Otherwise, it is taxed as ordinary income.
      Incentive stock options that are exercised more than one year after termination of employment due to death or disability or three months after termination of employment for other reasons are treated as non-qualified stock options. Non-qualified stock options will not create federal income tax consequences when they are granted. When non-qualified stock options are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sales price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.
      When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income. When an incentive stock option is exercised, the Company will not be allowed to claim a deduction unless the shares acquired are resold sooner than two years after the option was granted or one year after the option was exercised.
      Deduction Limits. The Code places an annual limit of $1 million each on the tax deduction that the Company may claim in any fiscal year for the compensation of our chief executive officer and any other executive officers named in the summary compensation table included in the Company’s annual proxy statement. There is an exception to this limit for “qualified performance-based compensation.” The Company has designed this plan with the intention that the stock options and performance-based restricted stock awards that we grant after obtaining shareholder approval will constitute qualified performance-based compensation. As a result, the Company does not believe that the $1 million limit will impair its ability to claim federal income tax deductions for compensation attributable to future performance-based restricted stock awards and stock options granted under the plan. The $1 million limit would apply to future restricted stock awards, if any, made to covered employees that are not designated as performance-based restricted stock awards.
      The preceding statements are intended to summarize the general principles of current federal income tax law applicable to awards that may be granted under the plan. State and local tax consequences may also be significant.
      Restricted stock awards and option grants under the plan are discretionary and the administrative committee has not yet determined to whom awards will be made and the terms and conditions of such awards. As a result, no information is provided concerning the benefits to be delivered under the plan to any individual or group of individuals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Principal Shareholders of the Company and Security Ownership of Management
      The following table sets forth, as of March 28, 2005, certain information as to Class A Stock and Class B Stock beneficially owned by persons owning in excess of 5% of the outstanding shares of such stock. In addition, this table includes the outstanding securities beneficially owned by the Company’s Beneficial Owners, directors and executive officers named in the Summary Compensation Table and the number of shares owned by directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the Company’s outstanding Class A Stock or Class B Stock as of March 28, 2005. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and with the Company pursuant to the Exchange Act. For purposes of the table below in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of the Company’s common stock (1) over which he or she has or shares, directly or indirectly, voting or investment power, or (2) of which he or she has the right to acquire beneficial ownership at any time within 60 days after March 28, 2005. As used herein, “voting power” is the power to vote, or direct the voting of, shares and “investment power” includes the power to dispose, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Stock	Stock	Class A	Class B
Name of Beneficial Owner		Ownership	Ownership	Stock	Stock

I.R.E. Realty Advisory Group, Inc.	(2)(3)(5)	4,764,284	500,000	20.0%	11.7%
Florida Partners Corporation	(3)(5)	1,270,294	133,314	5.3%	3.1%
I.R.E. Properties, Inc.	(3)(5)	1,302,233	136,666	5.5%	3.2%
I.R.E. Realty Advisors, Inc.	(3)(5)	2,308,019	242,221	9.7%	5.7%
Levan Enterprises, Ltd.	(3)(5)	532,314	55,865	2.2%	1.3%
Alan B. Levan	(1)(3)(5)(6)	507,073	2,786,464	2.1%	45.1%
Glen R. Gilbert	(1)(5)	13,578	368,743	0.1%	8.0%
John E. Abdo	(1)(3)(5)(6)	4,424,198	3,347,210	17.8%	54.2%
Earl Pertnoy	(1)(5)	95,025	188,635	0.4%	4.2%
Oscar Holzmann	(1)(5)	—	20,290	0.0%	0.5%
Neil Sterling	(1)(5)	—	20,290	0.0%	0.5%
D. Keith Cobb	(1)(5)	3,017	6,250	0.0%	0.1%
Dr. Herbert A. Wertheim	(4)	3,968,157	416,448	16.6%	9.7%
Phil J. Bakes
All directors and executive officers of the Company as a group (6 persons, including the individuals identified above)	(1)(3)	15,038,035	7,805,948	63.0%	90.2%

(1)	Amount and nature of beneficial ownership and percent of class include shares that may be acquired within 60 days pursuant to exercise of stock options to purchase Class B Stock as follows: Alan B. Levan 1,895,150 shares, John E. Abdo 1,895,150 shares, Glen R. Gilbert 350,743 shares, Earl Pertnoy 181,735 shares, Oscar Holzmann 20,290 shares, D. Keith Cobb 6,250 shares and Neil Sterling 20,290 shares.

(2)	The Company owns 45.5% of I.R.E. Realty Advisory Group, Inc.

(3)	The Company may be deemed to be controlled by Alan B. Levan and John E. Abdo who collectively may be deemed to have an aggregate beneficial ownership of 69.3% of the outstanding Common Stock of the Company. Levan Enterprises, Ltd. is a controlling and majority shareholder of I.R.E. Realty Advisors, Inc. and I.R.E. Properties, Inc. and may be deemed to be the controlling shareholder of I.R.E. Realty Advisory Group, Inc. and Florida Partners Corporation. Levan Enterprises, Ltd. is a limited partnership whose sole general partner is Levan General Corp., a corporation 100% owned by Alan B. Levan. Therefore, Mr. Levan may be deemed to be the beneficial owner of the shares of Common Stock owned by each of such entities. In addition to his personal holdings of Common Stock, Mr. Levan may be deemed to be the beneficial owner of 11,435 shares of Class A Stock and 1,200 shares of Class B Stock held of record by Mr. Levan’s wife and 1,895,150 shares of Class B Stock which can be acquired within 60 days pursuant to stock options, for an aggregate beneficial ownership of 10,684,217 shares (44.8%) of Class A Stock and 3,854,531 shares (62.4%) of Class B Stock.

(4)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicates that Dr. Wertheim has no intention to manage or control, directly or indirectly, the Company. Dr. Wertheim’s mailing address is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(5)	Mailing address is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304.

(6)	Messrs. Levan and Abdo have entered into a Shareholders Agreement and Irrevocable Proxy with respect to the shares of Class B Stock controlled by them. Under the agreement, they have agreed to vote their shares of Class B Stock in favor of the election of each other to the Company’s Board of Directors for so long as Mr. Levan and Mr. Abdo are willing and able to serve as directors of the Company. Additionally, Mr. Abdo will grant an irrevocable proxy to an entity controlled by Mr. Levan and obtain the consent of Mr. Levan prior to the sale or conversion of certain of his shares of Class B Stock.
EQUITY COMPENSATION PLAN INFORMATION
      Set forth below is certain information, as of March 28, 2005, concerning our equity compensation plans for which we have previously obtained shareholder approval and those equity compensation plans for which we have not previously obtained shareholder approval:

Number of Securities
	to be Issued Upon	Weighted Average
	Exercise of	Exercise Price of	Number of Securities
	Outstanding Options,	Outstanding Options,	Remaining Available
Plan Category	Warrants or Rights	Warrants and Rights	for Future Issuance

Equity compensation plans approved by security holders	5,107,477	$2.60	—
Equity compensation plans not approved by security holders	—	—	—
Total	5,107,477	$2.60	—
OTHER MATTERS
      As of the date of this Proxy Statement, the Board of Directors is not aware of any matters, other than those referred to in the accompanying Notice of Meeting, that may be brought before the Annual Meeting.
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
      PricewaterhouseCoopers LLP served as the Company’s independent registered certified public accounting firm for each of the years ended December 31, 2004 and 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION
      “Householding” of Proxy Material. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or our transfer agent, American Stock Transfer & Trust Company (“AST”), that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you hold registered shares. You can notify AST by calling 800-937-5449 or by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, attention Karen A. Trachtenberg, Vice President.
      Advance Notice Procedures. Under our bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting — that is, with respect to the 2006 Annual Meeting, between January 17 and February 16, 2006. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s Proxy Statement.
      Shareholder Proposals for the 2006 Annual Meeting. Shareholders interested in submitting a proposal for inclusion in the proxy materials for the 2006 Annual Meeting may do so by following the procedures prescribed in SEC Rule l4a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 20, 2005 at the Company’s main offices, 1750 East Sunrise Boulevard, Fort Lauderdale, Florida 33304. If such proposal or proposals are in compliance with applicable rules and regulations, they will be included in the Company’s proxy statement and form of proxy for that meeting.

      Proxy Solicitation Costs. The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, BankAtlantic Bancorp and/or Levitt, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman
April 19, 2005

Appendix A
BFC FINANCIAL CORPORATION
2005 STOCK INCENTIVE PLAN
      1. PURPOSES. The purposes of this BFC Financial Corporation 2005 Stock Incentive Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees of the Company or its Subsidiaries (as defined in Section 2 below) as well as other individuals who perform services for the Company and its Subsidiaries, and to promote the success and profitability of the Company’s business. Options granted hereunder may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options,” at the discretion of the Committee (as defined in Section 2 below) and as reflected in the terms of the Stock Option Agreement (as defined in Section 2 below).
      2. DEFINITIONS. As used herein, the following definitions shall apply:

(a) “Award Notice” shall mean, with respect to a particular Restricted Stock Award, a written instrument signed by the Company and the recipient of the Restricted Stock Award evidencing the Restricted Stock Award and establishing the terms and conditions thereof.

(b) “Award Recipient” shall mean the recipient of a Restricted Stock Award.

(c) “Beneficiary” shall mean the Person designated by an Award Recipient to receive any Shares subject to a Restricted Stock Award made to such Award Recipient that become distributable following the Award Recipient’s death.

(d) “Board of Directors” shall mean the Board of Directors of the Company.

(e) “Class A Common Stock” shall mean the Class A common stock, par value $0.01 per share, of the Company.

(f) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g) “Committee” shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

(h) “Company” shall mean BFC Financial Corporation, a Florida corporation, and its successors and assigns.

(i) “Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company or the Committee. Continuous Status as an Employee shall not be deemed terminated or interrupted by a termination of employment followed immediately by service as a non-Employee director of the Company or one or more of its Subsidiaries until a subsequent termination of all service as either a non-Employee director or an Employee.

(j) “Covered Employee” shall mean, for any taxable year of the Company, a person who is, or who the Committee determines is reasonably likely to be, a “covered employee” (within the meaning of section 162(m) of the Code).

(k) “Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

(l) “Employee” shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall be determined by the Committee in its discretion; provided, however, that where there is a public market for the Class A Common Stock, the fair market value per Share shall be (i) if the Class A Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the closing price of such stock on such exchange or reporting system, as the case may be, on the relevant date, as reported in any newspaper of general circulation, or (ii) if the Class A Common Stock is quoted on the National Association of Securities Dealers Automated Quotations (“NASDAQ”) System, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing bid and asked quotations for such stock on the relevant date, as reported by a generally recognized reporting service.

(o) “Incentive Stock Option” shall mean a stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” shall mean a stock option not intended to qualify as an Incentive Stock Option or a stock option that at the time of grant, or subsequent thereto, fails to satisfy the requirements of Section 422 of the Code.

(q) “Option” shall mean a stock option granted pursuant to the Plan.

(r) “Optioned Stock” shall mean the Class A Common Stock subject to an Option.

(s) “Optionee” shall mean the recipient of an Option.

(t) “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Performance-Based Restricted Stock Award” shall mean a Restricted Stock Award to which Section 8.3 is applicable.

(v) “Performance Goal” shall mean, with respect to any Performance-Based Restricted Stock Award, the performance goal(s) established pursuant to Section 8.3(a), the attainment of which is a condition of vesting of the Performance-Based Restricted Stock Award.

(w) “Performance Measurement Period” shall mean, with respect to any Performance Goal, the period of time over which attainment of the Performance Goal is measured.

(x) “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

(y) “Restricted Stock Award” shall mean an award of Shares pursuant to Section 8.

(z) “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule.

(aa) “Service” shall mean, unless the Committee provides otherwise in an Award Notice: (a) service in any capacity as a common-law employee, director, advisor or consultant to the Company or a Parent or Subsidiary; (b) service in any capacity as a common-law employee, director, advisor or consultant (including periods of contractual availability to perform services under a retainer arrangement) to an entity that was formerly a Parent or Subsidiary, to the extent that such service is an uninterrupted continuation of services being provided immediately prior to the date on which such entity ceased to be a Parent or Subsidiary; and (c) performance of the terms of any contractual non-compete agreement for the benefit of the Company or a Parent or Subsidiary.

(bb) “Share” shall mean a share of the Class A Common Stock, as adjusted in accordance with Section 9 of the Plan.

(cc) “Stock Option Agreement” shall mean the written option agreements described in Section 14 of the Plan.

(dd) “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ee) “Transferee” shall mean a “transferee” of the Optionee as defined in Section 7.4 of the Plan.
      3. STOCK. Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares which may be issued for Restricted Stock Awards and upon the exercise of Options under the Plan is 3,000,000 Shares. The maximum aggregate number of Shares which may be covered by Options granted to individuals who are Covered Employees shall be 1,500,000 Shares during any calendar year. The maximum aggregate number of Shares which may be issued as Restricted Stock Awards to individuals who are Covered Employees shall be 300,000 Shares during any calendar year. If an Option or Restricted Stock Award should expire or become un-exercisable for any reason without having been exercised or vested in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.
      Subject to the provisions of Section 9 of the Plan, no person shall be granted Options under the Plan in any calendar year covering an aggregate of more than 100,000 Shares. If an Option should expire, become unexercisable for any reason without having been exercised in full, or be cancelled for any reason during the calendar year in which it was granted, the number of Shares covered by such Option shall nevertheless be treated as Options granted for purposes of the limitation in the preceding sentence.
      4. ADMINISTRATION.
      (a) Procedure. The Plan shall be administered by a Committee appointed by the Board of Directors, which initially shall be the Compensation Committee of the Company. The Committee shall consist of not less than two (2) members of the Board of Directors. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors, at its discretion, may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, and fill vacancies however caused; provided, however, that at no time shall a Committee of less than two (2) members of the Board of Directors administer the Plan. If the Committee does not exist, or for any other reason determined by the Board of Directors, the Board may take any action and exercise any power, privilege or discretion under the Plan that would otherwise be the responsibility of the Committee.
      (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, to grant Nonqualified Stock Options or to grant Restricted Stock Awards; (ii) to determine, upon review of relevant information, the Fair Market Value of the Class A Common Stock; (iii) to determine the exercise price per share of Options to be granted or consideration for Restricted Stock Awards; (iv) to determine the persons to whom, and the time or times at which, Options and Restricted Stock Awards shall be granted and the number of Shares to be represented by each Option or Restricted Stock Award; (v) to determine the vesting schedule of the Options and Restricted Stock Awards to be granted; (vi) to interpret the Plan; (vii) to prescribe, amend and rescind rules and regulations relating to the Plan; (viii) to determine the terms and provisions of each Option or Restricted Stock Award granted (which need not be identical) and, with the consent of the holder thereof if required, modify or amend each Option or Restricted Stock Award; (ix) to accelerate or defer (with the consent of the holder thereof) the exercise or vesting date of any Option or the vesting date of any Restricted Stock Award; (x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option or Restricted Stock Award previously granted by the Committee; (xi) to grant an Option in replacement of Options previously granted under this Plan; and (xii) to make all other determinations deemed necessary or advisable for the administration of the Plan.
      (c) Effect of the Committee’s Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees, Award Recipients or Transferees, if applicable.
      5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options and Restricted Stock Awards may be granted to Employees as well as directors, independent contractors and agents who are natural persons (but only if such Options or Restricted Stock Awards are granted as compensation for personal services rendered by the independent contractor or agent to the Company or a Subsidiary that are not services in connection with the offer or sale of securities in a capital-raising transaction or services that directly or indirectly promote or maintain a market for the Company’s securities), as determined by the Committee. Any person who has been granted an Option or Restricted Stock Award may, if he is otherwise eligible, be granted an additional Option or Options or Restricted Stock Award.
      Except as otherwise provided under the Code, to the extent that the aggregate Fair Market Value of Shares for which Incentive Stock Options (under all stock option plans of the Company and of any Parent or Subsidiary) are exercisable for the first time by an Employee during any calendar year exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. For purposes of this limitation, (a) the Fair Market Value of Shares is determined as of the time the Option is granted and (b) the limitation is applied by taking into account Options in the order in which they were granted.
      The Plan shall not constitute a contract of employment nor shall the Plan confer upon any Optionee or Award Recipient any right with respect to continuation of employment or continuation of providing services to the Company, nor shall it interfere in any way with his right or the Company’s or any Parent or Subsidiary’s right to terminate his employment or his provision of services at any time.
      6. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors; provided, however, if the Plan is not approved by shareholders of the Company in accordance with Section 15 of the Plan within twelve (12) months after the date of adoption by the Board of Directors, the Plan and any Options or Restricted Stock Awards granted thereunder shall terminate and become null and void. The Plan shall continue in effect ten (10) years from the effective date of the Plan, unless sooner terminated under Section 11 of the Plan.
      7. STOCK OPTIONS.
      7.1 Term of Option. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, immediately before the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in such Optionee’s Stock Option Agreement.
      7.2 Exercise Price and Consideration.
      (a) Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as determined by the Committee, but shall be subject to the following:

(i) In the case of an Incentive Stock Option which is

(A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B) granted to an Employee not within (A), the per share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(C) In the case of a Nonqualified Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
      (b) Certain Corporate Transactions. In the event the Company substitutes an Option for a stock option issued by another corporation in connection with a corporate transaction, such as a merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or partial or complete liquidation involving the Company and such other corporation, the exercise price of such substituted Option shall be as determined by the Committee in its discretion (subject to the provisions of Section 424(a) of the Code in the case of a stock option that was intended to qualify as an

“incentive stock option”) to preserve, on a per Share basis immediately after such corporate transaction, the same ratio of Fair Market Value per Option Share to exercise price per Share which existed immediately prior to such corporate transaction under the option issued by such other corporation.
      (c) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of cash, check, promissory note, or other shares of the Company’s capital stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under the law of the Company’s jurisdiction of incorporation. The Committee may also establish coordinated procedures with one or more brokerage firms for the “cashless exercise” of Options, whereby Shares issued upon exercise of an Option are delivered against payment by the brokerage firm on the Optionee’s behalf. When payment of the exercise price for the Shares to be issued upon exercise of an Option consists of shares of the Company’s capital stock, such shares will not be accepted as payment unless the Optionee or Transferee, if applicable, has held such shares for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes.
      7.3 Exercise Of Option.
      (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company or its Subsidiaries and/or the Optionee, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7.2(c) of the Plan. Until the issuance of the stock certificate evidencing such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
      (b) Termination of Status as an Employee. Subject to this Section 7.3(b), if any Employee ceases to be in Continuous Status as an Employee, he or any Transferee may, but only within thirty (30) days or such other period of time not exceeding three (3) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the date he ceases to be an Employee, exercise his Option to the extent that he or any Transferee was entitled to exercise it as of the date of such termination. To the extent that he or any Transferee was not entitled to exercise the Option at the date of such termination, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate. If any Employee ceases to serve as an Employee as a result of a termination for cause (as determined by the Committee), any Option held by such Employee or any Transferee shall terminate immediately and automatically on the date of his termination as an Employee unless otherwise determined by the Committee. Notwithstanding the foregoing, if an Employee ceases to be in Continuous Status as an Employee solely due to a reorganization, merger, consolidation, spin-off, combination, re-assignment to another member of the affiliated group of which the Company is a member or other similar corporate transaction or event, the Committee may, in its discretion, suspend the operation of this Section 7.3(b); provided that the Employee shall execute an agreement, in form and substance satisfactory to the Committee, waiving such Employee’s right to have such Employee’s Options treated as Incentive Stock Options from and after a date determined by the Committee which shall be no later than three months from the date on which such Employee ceases to be in Continuous Status as an Employee, and such Employee’s Options shall thereafter be treated as Nonqualified Options for all purposes.
      (c) Disability of Optionee. Notwithstanding the provisions of Section 7.3(b) above, in the event an Employee is unable to continue his employment as a result of his Disability, he or any Transferee may, but only within three (3) months or such other period of time not exceeding twelve (12) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) from the date of termination of employment, exercise his Option to the extent he or any Transferee was entitled to exercise it at the date of such Disability. To the extent that he or any Transferee was not entitled to exercise the Option at the date of Disability, or if he or any Transferee does not exercise such Option (which he or any Transferee was entitled to exercise) within the time specified herein, the Option shall terminate.
      (d) Death of Optionee. In the event of the death of an Optionee:

(i) during the term of the Option and who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

(ii) within thirty (30) days or such other period of time not exceeding three (3) months as is determined by the Committee (or, provided that the applicable Option is not to be treated as an Incentive Stock Option, such longer period of time as may be determined by the Committee) after the termination of Continuous Status as an Employee, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by any Transferee, as the case may be, but only to the extent of the right to exercise that had accrued at the date of termination.
      7.4 Transferability Of Options. During an Optionee’s lifetime, an Option may be exercisable only by the Optionee and an Option granted under the Plan and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be sold, pledged, assigned, hypothecated, transferred or otherwise disposed of in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by applicable law and Rule 16b-3, the Committee may determine that an Option may be transferred by an Optionee to any of the following: (1) a family member of the Optionee; (2) a trust established primarily for the benefit of the Optionee and/or a family member of said Optionee in which the Optionee and/or one or more of his family members collectively have a more than 50% beneficial interest; (3) a foundation in which such persons collectively control the management of assets; (4) any other legal entity in which such persons collectively own more than 50% of the voting interests; or (5) any charitable organization exempt from income tax under Section 501(c)(3) of the Code (collectively, a “Transferee”); provided, however, in no event shall an Incentive Stock Option be transferable if such transferability would violate the applicable requirements under Section 422 of the Code. Any other attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of any Option under the Plan or of any right or privilege conferred thereby, contrary to the provisions of the Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby, shall be null and void.

      8. RESTRICTED STOCK AWARDS.
      8.1 In General.
      (a) Each Restricted Stock Award shall be evidenced by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i) the number of Shares covered by the Restricted Stock Award;

(ii) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in no event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) the date of grant of the Restricted Stock Award; and

(v) the vesting date for the Restricted Stock Award;
      (b) All Restricted Stock Awards shall be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting or forfeiture of the Restricted Stock Award;

(ii) registered in the name of Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name of and delivered to the Award Recipient.
      In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BFC Financial Corporation and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BFC Financial Corporation 2005 Stock Incentive Plan, copies of which are on file at the executive offices of BFC Financial Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.
and/or such other restrictive legend as the Committee, in its discretion, may specify.
      (c) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.
      8.2 Vesting Date.
      (a) The vesting date for each Restricted Stock Award shall be determined by the Committee and specified in the Award Notice and, if no date is specified in the Award Notice, shall be the first anniversary of the date on which the Restricted Stock Award is granted. Unless otherwise determined by the Committee and specified in the Award Notice:

(i) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award for any reason other than death or Disability, any unvested Shares shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture);

(ii) if the Service of an Award Recipient is terminated prior to the vesting date of a Restricted Stock Award on account of death or Disability, any unvested Shares with a vesting date that is during the period of six (6) months beginning on the date of termination of Service shall become vested on the date of termination of Service and any remaining unvested Shares forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture); and
      8.3 Performance-Based Restricted Stock Awards.
      (a) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish one or more Performance Goals the attainment of which shall be a condition of the Award Recipient’s right to retain the related Shares. The Performance Goals shall be selected from among the following:

(i) earnings per share;

(ii) net income;

(iii) EBITDA;

(iii) return on equity;

(iv) return on assets;

(v) core earnings;

(vi) stock price;

(vii) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures, revenue targets or business development goals;

(viii) except in the case of a Covered Employee, any other performance criteria established by the Committee;

(ix) any combination of (i) through (viii) above.
Performance Goals may be established on the basis of reported earnings or cash earnings, and consolidated results or individual business units and may, in the discretion of the Committee, include or exclude extraordinary items and/or the results of discontinued operations. Each Performance Goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company (or individual business units) and/or the past or current performance of other companies.
      (b) At the time it grants a Performance-Based Restricted Stock Award, the Committee shall establish a Performance Measurement Period for each Performance Goal. The Performance Measurement Period shall be the period over which the Performance Goal is measured and its attainment is determined. If the Committee establishes a Performance Goal but fails to specify a Performance Measurement Period, the Performance Measurement Period shall be:

(i) if the Performance-Based Restricted Stock Award is granted during the first three months of the Company’s fiscal year, the fiscal year of the Company in which the Performance-Based Restricted Stock Award is granted; and

(ii) in all other cases, the period of four (4) consecutive fiscal quarters of the Company that begins with the fiscal quarter in which the Performance-Based Restricted Stock Award is granted.
      (c) Within a reasonable period of time as shall be determined by the Committee following the end of each Performance Measurement Period, the Committee shall determine, on the basis of such evidence as it deems appropriate, whether the Performance Goals for such Performance Measurement Period have been attained and, if they have been obtained, shall certify such fact in writing.

      (d) If the Performance Goals for a Performance-Based Restricted Stock Award have been determined by the Committee to have been attained and certified, the Committee shall either:

(i) if the relevant vesting date has occurred, cause the ownership of the Shares subject to such Restricted Stock Award, together with all dividends and other distributions with respect thereto that have been accumulated, to be transferred on the stock transfer records of the Company, free of any restrictive legend other than as may be required by applicable law, to the Award Recipient;

(ii) in all other cases, continue the Shares in their current status pending the occurrence of the relevant vesting date or forfeiture of the Shares.
If any one or more of the relevant Performance Goals have been determined by the Committee to not have been attained, all of the Shares subject to such Restricted Stock Award shall be forfeited without consideration (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).
      (e) If the Performance Goals for any Performance Measurement Period shall have been affected by special factors (including material changes in accounting policies or practices, material acquisitions or dispositions of property, or other unusual items) that in the Committee’s judgment should or should not be taken into account, in whole or in part, in the equitable administration of the Plan, the Committee may, for any purpose of the Plan, adjust such Performance Goals and make payments accordingly under the Plan; provided, however, that any adjustments made in accordance with or for the purposes of this section 8.3(e) shall be disregarded for purposes of calculating the Performance Goals for a Performance-Based Restricted Stock Award to a Covered Employee if and to the extent that such adjustments would have the effect of increasing the amount of a Restricted Stock Award to such Covered Employee.
      8.4 Dividend Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid with respect to Shares subject to the Restricted Stock Award, whether or not in cash, shall be held and accumulated for distribution at the same time and subject to the same terms and conditions as the underlying Shares.
      8.5 Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Notice, voting rights appurtenant to the Shares subject to the Restricted Stock Award, shall be exercised by the Committee in its discretion.
      8.6 Tender Offers. Each Award Recipient shall have the right to respond, or to direct the response, with respect to the issued Shares related to its Restricted Stock Award, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any such Shares shall be given by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the Shares shall not be tendered.
      8.7 Designation of Beneficiary. An Award Recipient may designate a Beneficiary to receive any unvested Shares that become available for distribution on the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Award Recipient dies prior to the Award Recipient, or in the event that no Beneficiary has been designated, any vested Shares that become available for distribution on the Award Recipient’s death shall be paid to the executor or administrator of the Award Recipient’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.
      8.8 Taxes. The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to a Restricted Stock Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.
      9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.
      Subject to any required action by the shareholders of the Company, in the event any recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of Class A Common Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the Class A Common Stock such that an adjustment is appropriate in the Committee’s discretion in order to prevent dilution or enlargement of the rights of Optionees and Award Recipients under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Class A Common Stock or other securities deemed to be available thereafter for grants of Options and Restricted Stock Awards under the Plan in the aggregate to all eligible individuals and individually to any one eligible individual, (ii) the number and kind of shares of Class A Common Stock or other securities that may be delivered or deliverable in respect of outstanding Options or Restricted Stock Awards, and (iii) the exercise price of Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options and Restricted Stock Awards (including, without limitation, cancellation of Options or Restricted Stock Awards in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution of Options or Restricted Stock Awards using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or account principles; provided, however, that any such adjustment to an Option or Performance-Based Restricted Stock Award granted to a Covered Employee with respect to the Company or its Parent or Subsidiaries shall conform to the requirements of section 162(m) of the Code and the regulations thereunder then in effect. In addition, each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an “incentive stock option” as defined in Section 422 of the Code. The Committee’s determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Class A Common Stock subject to an Option or Restricted Stock Award.
      In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee or the Board of Directors may determine, in its discretion, that (i) if any such transaction is effected in a manner that holders of Class A Common Stock will be entitled to receive stock or other securities in exchange for such shares, then, as a condition of such transaction, lawful and adequate provision shall be made whereby the provisions of the Plan and the Options granted hereunder shall thereafter be applicable, as nearly equivalent as may be practicable, in relation to any shares of stock or securities thereafter deliverable upon the exercise of any Option or (ii) the Option will terminate immediately prior to the consummation of such proposed transaction. The Committee or the Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Committee or the Board of Directors and give each Optionee or Transferee, if applicable, the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Options be cancelled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per optioned Share equal to the excess (if any) of the value exchanged for an outstanding Share in such merger, consolidation or other business reorganization over the exercise price of the Option being cancelled.

      In the event of any merger, consolidation, or other business reorganization in which the Company is not the surviving entity, any Restricted Stock Award with respect to which Shares had been awarded to an Award Recipient shall be adjusted by allocating to the Award Recipient the amount of money, stock, securities or other property to be received by the other shareholders of record, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Restricted Stock Award that applied to the Shares for which it has been exchanged.
      Without limiting the generality of the foregoing, the existence of outstanding Options or Restricted Stock Awards granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock that would rank above the Shares subject to outstanding Options or Restricted Stock Awards; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.
      10. TIME FOR GRANTING OPTIONS AND RESTRICTED STOCK AWARDS. The date of grant of an Option or Restricted Stock Award shall, for all purposes, be the date on which the Committee makes the determination granting such Option or Restricted Stock Award or such later date as the Committee may specify. Notice of the determination shall be given to each Optionee or Award Recipient within a reasonable time after the date of such grant.
      11. AMENDMENT AND TERMINATION OF THE PLAN.
      11.1 Committee Action; Shareholders’ Approval. Subject to applicable laws and regulations, the Committee or the Board of Directors may amend or terminate the Plan from time to time in such respects as the Committee or the Board of Directors may deem advisable, without the approval of the Company’s shareholders.
      11.2 Effect of Amendment or Termination. No amendment or termination or modification of the Plan shall in any manner affect any Option or Restricted Stock Award theretofore granted without the consent of the Optionee or Award Recipient, except that the Committee or the Board of Directors may amend or modify the Plan in a manner that does affect Options or Restricted Stock Awards theretofore granted upon a finding by the Committee or the Board of Directors that such amendment or modification is in the best interest of Shareholders, Optionees or Award Recipients.
      12. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option or delivered with respect to a Restricted Stock Award unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto or the grant of a Restricted Stock Award and the delivery of Shares with respect thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
      As a condition to the exercise of an Option, grant of a Restricted Stock Award or delivery of Shares with respect to a Restricted Stock Award, the Company may require the Person exercising such Option or acquiring such Shares or Restricted Stock Award to represent and warrant at the time of any such exercise, grant or acquisition that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.
      13. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.
      14. STOCK OPTION AGREEMENT; AWARD NOTICE. Options shall be evidenced by written option agreements and Restricted Stock Awards shall be evidenced by Award Notices, each in such form as the Board of Directors or the Committee shall approve.
      15. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company entitled to vote thereon within twelve months after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders’ meeting, it may be obtained by the affirmative vote of the holders of outstanding shares of the Company’s common stock representing a majority of the votes entitled to be cast thereon. No Performance-Based Restricted Stock Awards shall be granted after the fifth (5th) anniversary of the date the Plan is adopted unless, prior to such date, the listing of permissible Performance Goals set forth in Section 8.3 shall have been re-approved by the shareholders of the Company in the manner required by Section 162(m) of the Code and the regulations thereunder.
      16. OTHER PROVISIONS. The Stock Option Agreements or Award Notices authorized under the Plan may contain such other provisions, including, without limitation, restrictions upon the exercise of the Option or vesting of the Restricted Stock Award, as the Board of Directors or the Committee shall deem advisable. Any Incentive Stock Option Agreement shall contain such limitations and restrictions upon the exercise of the Incentive Stock Option as shall be necessary in order that such Option will be an incentive stock option as defined in Section 422 of the Code.
      17. INDEMNIFICATION OF COMMITTEE MEMBERS. In addition to such other rights of indemnification they may have as directors, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereon, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option or Restricted Stock Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.
      18. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.
      19. WITHHOLDINGS; TAX MATTERS.
      19.1 The Company shall have the right to deduct from all amounts paid by the Company in cash with respect to an Option under the Plan any taxes required by law to be withheld with respect to such Option. Where any Person is entitled to receive Shares pursuant to the exercise of an Option, the Company shall have the right to require such Person to pay to the Company the amount of any tax which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in the Option Agreement, an Option holder shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by reducing the number of Shares subject to the Option (without issuance of such Shares to the Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a Share on the Option exercise date over the Option exercise price per Share.
      19.2 If and to the extent permitted by the Committee and specified in an Award Notice for a Restricted Stock Award other than a Performance-Based Restricted Stock Award, an Award Recipient may be permitted or required to make an election under section 83(b) of the Code to include the compensation related thereto in income for federal income tax purposes at the time of issuance of the Shares to such Award Recipient instead of at a subsequent vesting date. In such event, the Shares issued prior to their vesting date shall be issued in certificated form only, and the certificates therefor shall bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BFC Financial Corporation and [Name of Recipient] dated [Date] made pursuant to the terms of the BFC Financial Corporation 2005 Stock Incentive Plan, copies of which are on file at the executive offices of BFC Financial Corporation, and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.
or such other restrictive legend as the Committee, in its discretion, may specify. In the event of the Award Recipient’s termination of Service prior to the relevant vesting date or forfeiture of the Shares for any other reason, the Award Recipient shall be required to return all forfeited Shares to the Company without consideration therefor (other than a refund to the Award Recipient of an amount equal to the lesser of (A) the cash amount, if any, actually paid by the Award Recipient to the Company for the Shares being forfeited and (B) the Fair Market Value of such Shares on the date of forfeiture).
      20. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and directors of the Company or any Subsidiary.
      21. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.
      22. HEADINGS, ETC. NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.
      23. SEVERABILITY. If any provision of the Plan is held to be invalid or unenforceable by a court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of the Plan and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

Form of Proxy Class A Common Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BFC FINANCIAL CORPORATION. 1750 E. SUNRISE BLVD. FT. LAUDERDALE, FL 33304
The undersigned hereby appoints Glen R. Gilbert and Maria R. Scheker, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BFC Financial Corporation held of record by the undersigned on March 28, 2005, at the Annual Meeting of Shareholders to be held on May 17, 2005 and at any adjournment or postponement thereof.
ANNUAL MEETING OF SHAREHOLDERS OF BFC FINANCIAL CORPORATION
MAY 17, 2005
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	Election of two directors, each for a term of three years.
NOMINEES: 3-YEAR TERM:

John E. Abdo Oscar Holzmann	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐
Please detach along perforated line and mail in the envelope provided.
(Continued and to be signed on the reverse side)

(Continued from other side)

2.	Approval of the Company’s 2005 Stock Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder:

Date:

Signature of Shareholder:

Date:
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Form of Proxy Class B Common Stock
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
BFC FINANCIAL CORPORATION. 1750 E. SUNRISE BLVD. FT. LAUDERDALE, FL 33304
The undersigned hereby appoints Glen R. Gilbert and Maria R. Scheker, and each of them, acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BFC Financial Corporation held of record by the undersigned on March 28, 2005, at the Annual Meeting of Shareholders to be held on May 17, 2005 and at any adjournment or postponement thereof.
ANNUAL MEETING OF SHAREHOLDERS OF BFC FINANCIAL CORPORATION
MAY 17, 2005
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	Election of two directors, each for a term of three years.
NOMINEES: 3-YEAR TERM:

John E. Abdo Oscar Holzmann	☐ FOR ALL NOMINEES	☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐
Please detach along perforated line and mail in the envelope provided.
(Continued and to be signed on the reverse side)

(Continued from other side)

2.	Approval of the Company’s 2005 Stock Incentive Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In his discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder:

Date:

Signature of Shareholder:

Date:
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.